Exhibit 99.1

Binax, Inc.

Financial Statements

Year Ended December 31, 2004

With Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Binax, Inc.

We have audited the balance sheet of Binax, Inc. as of December 31, 2004, and the related statements of income, stockholders’ equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Binax, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As described in note 14 to the financial statements, the Company was acquired in a stock transaction completed March 31, 2005.

/s/ Baker Newman & Noyes
Portland, Maine	Limited Liability Company
February 18, 2005, except for note 14 as to which the date is March 31, 2005

BINAX, INC.

BALANCE SHEET

December 31, 2004

ASSETS (Note 4)

Current assets:
Cash (note 9)	$1,103,129
Accounts receivable - net of allowance for doubtful accounts of $40,000 (note 9)	3,071,022
Inventories (note 3)	2,781,254
Prepaid expenses and other current assets	163,361
Income taxes receivable	108,000
Deferred income taxes (note 6)	142,000

Total current assets	7,368,766

Property, plant and equipment:
Vehicles	16,976
Equipment	2,391,183
Furniture and fixtures	2,489
Leasehold improvements	66,993
Construction-in-progress (note 8)	461,267

2,938,908
Less – accumulated depreciation and amortization	2,079,616

859,292

Total assets	$8,228,058

BINAX, INC.

BALANCE SHEET

December 31, 2004

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses (note 13)	$1,122,496
Accrued royalties	1,098,139
Deferred revenue (note 12)	146,760

Total current liabilities	2,367,395

Deferred income taxes (note 6)	54,000

Total liabilities	2,421,395

Commitments and contingencies (notes 8, 10, 11, 12 and 14)

Stockholders’ equity (notes 5 and 7)
Preferred stock, $.01 par value; 200,000 shares authorized; no shares issued	—
Common stock, $.01 par value; 1,400,000 shares authorized; 1,008,794 shares issued	10,088
Additional paid-in capital	2,535,119
Retained earnings	5,361,992
Treasury stock, 221,166 shares, at cost	(2,100,536)

Total stockholders’ equity	5,806,663

Total liabilities and stockholders’ equity	$8,228,058

See accompanying notes.

BINAX, INC.

STATEMENT OF INCOME

Year Ended December 31, 2004

Revenue:
Product sales (note 9)	$21,338,928
Funded research and development (note 12)	490,631
License fee revenue	49,000
Royalties	38,916

Total revenue	21,917,475

Cost of revenue:
Cost of product sales (note 10)	7,691,197
Funded research and development (note 12)	490,631

Total cost of revenue	8,181,828

Gross profit	13,735,647

Operating expenses:
Research and development	2,794,963
Selling, general and administrative	6,210,618

Total operating expenses	9,005,581

Income from operations	4,730,066

Other expense:
Interest expense	17,697
Loss on disposal of assets	1,087

Income before income taxes	4,711,282

Income tax expense (note 6)	1,645,518

Net income	$3,065,764

See accompanying notes.

BINAX, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

Year Ended December 31, 2004

	Common Stock		Additional Paid-in	Treasury	Retained	Total Stockholders’
	Shares	Par Value	Capital	Stock	Earnings	Equity

Balance at December 31, 2003	762,062	$7,621	$1,941,557	$(2,100,536)	$3,083,856	$2,932,498

Net income	—	—	—	—	3,065,764	3,065,764

Common stock issued under conversion of notes payable	236,732	2,367	526,162	—	—	528,529

Exercise of warrant	10,000	100	67,400	—	—	67,500

Dividends paid ($1 per share)	—	—	—	—	(787,628)	(787,628)

Balance at December 31, 2004	1,008,794	$10,088	$2,535,119	$(2,100,536)	$5,361,992	$5,806,663

See accompanying notes.

BINAX, INC.

STATEMENT OF CASH FLOWS

Year Ended December 31, 2004

Cash flows from operating activities:
Net income	$3,065,764
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115,235
Loss on disposal of assets	1,087
Deferred income taxes	6,000
Changes in assets and liabilities:
Accounts receivable	751,976
Inventories	(577,345)
Prepaid expenses and other current assets	(30,547)
Accounts payable and accrued expenses	285,359
Income taxes payable/receivable	(914,500)

Net cash provided by operating activities	2,703,029

Cash flows from investing activities:
Capital expenditures	(712,911)

Net cash used in investing activities	(712,911)

Cash flows from financing activities:
Payments on capital leases	(5,100)
Net payments on line of credit	(303,142)
Repayment of long-term debt	(40,337)
Dividends paid	(787,628)
Exercise of warrant	67,500

Net cash used in financing activities	(1,068,707)

Net increase in cash	921,411

Cash at beginning of year	181,718

Cash at end of year	$1,103,129

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$17,697
Income taxes	2,554,018

Supplemental disclosures of noncash investing and financing activities:
Note payable converted to common stock	$528,529

See accompanying notes.

BINAX, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2004

1.              Nature of Business

Binax, Inc. (the “Company”) was incorporated in 1986.  The Company’s principal lines of business are the development, manufacture and sale of diagnostic products to the human, food and environmental industries, including the sale and licensing of technology.  The Company’s principal markets are the domestic and international healthcare industries.  Approximately 50% of the Company’s revenue is generated in international markets.

2.              Summary of Significant Accounting Policies

Revenue Recognition

The Company recognizes revenue when four criteria are met.  These include (i) persuasive evidence that an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the seller’s price is fixed and determinable, and (iv) collectibility is reasonably assured.

•                  The Company recognizes product sales at the time of shipment to customers as title and risk of loss pass to these customers on delivery to the common carrier, provided no uncertainties regarding customer acceptance exist and collection of the related receivable is probable.  The Company’s customers do not have the right to return products.

•                  A portion of the Company’s research and development expenses has been supported by contracts and grants with government agencies and other third-party sources.  The government-sponsored research and development contracts and grants generally provide for payment on a cost-reimbursement basis.  The Company recognizes revenues under these contracts and grants as work is performed, provided that the government has appropriated sufficient funds for the work.  Under contracts in which the Company elects to spend more on the development project during the term of the contract than the total contract amount, the Company prospectively recognizes revenue on such contracts ratably over the term of the contract as it incurs related research and development costs.

•                  The Company recognizes revenue related to amounts paid in advance under research and development agreements ratably over the term of the contract as the related cost are incurred.

Shipping and handling revenue is recorded in product revenue and the related costs are included in costs of product sales.

Accounts Receivable

Accounts receivable are carried net of an allowance for doubtful accounts as determined by management based on the nature and circumstances of past due accounts.  Accounts are charged off when deemed uncollectible.

Inventories

Inventories are stated at the lower of cost or market (net realizable value).  Cost is determined using standard cost which approximates the first-in, first-out (FIFO) method.

Income Taxes

The Company accounts for income taxes using the asset and liability method.  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred tax assets must be reduced by a valuation allowance if it is not more likely than not that the assets will be realized.

Research and Development

Research and development costs are expensed as incurred.

Advertising

The Company recognizes advertising expense as incurred.  Advertising expense was approximately $83,000 in 2004.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and depreciated over their estimated useful lives (generally five years) using the straight-line method.  Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset.  Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income.  Repairs and maintenance costs are expensed as incurred.

Accounting for Stock-Based Compensation

The Company measures compensation related to an employee stock-based compensation plan in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), and elects to disclose the pro forma impact of accounting for stock-based compensation plans under the provisions of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”) and SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB No. 123” (“SFAS No. 148”).  Accordingly, no SFAS No. 123 – based employee compensation cost has been recognized for this plan.  Had compensation cost for the Company’s stock-based compensation and employee stock purchase plans been determined consistent with the provisions of SFAS No. 123, the Company’s net income in 2004 would have been reduced to the following pro forma amounts:

Net income
As reported
Pro forma stock-based employee compensation,	$3,065,764
net of tax	(60,432)

Pro forma net income	$3,005,332

For purposes of pro forma disclosure, the fair value of each option grant was estimated on the date of grant using the minimum value method with the following assumptions for grants in 2004: no dividend yield; risk-free interest rate of 4%; and expected lives of fifteen years.  The weighted average grant date fair value of options granted during 2004 was $11.28.

See note 7 for discussion of the Company’s stock-based compensation plan.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

3.              Inventories

Inventories consisted of the following at December 31, 2004:

Raw materials	$1,666,406
Work-in-process	670,397
Finished goods	444,451

$2,781,254

4.              Line of Credit

The Company increased its working capital line of credit facility from $1,000,000 to $2,000,000 during 2004.  This line of credit bears interest at prime rate minus 0.5% (4.75% at December 31, 2004).  The line of credit is collateralized by substantially all of the assets of the Company and is personally guaranteed by two stockholders of the Company.  The line of credit is subject to renewal June 30, 2005.  The line of credit also requires that the Company maintain certain financial covenants.  No borrowings were outstanding at December 31, 2004.

The Company also had an unused $1,000,000 equipment line of credit on similar terms.

5.              Long-term Debt

In 2004, previously issued and outstanding convertible notes payable totaling $528,529 were converted to common stock in accordance with the terms of the notes.

6.              Income Taxes

The provision for income taxes for the year ended December 31, 2004 is comprised of the following:

Current
Federal	$1,444,518
State	195,000

Total current provision	1,639,518

Deferred
Federal	4,000
State	2,000

Total deferred provision	6,000

Total provision	$1,645,518

Deferred tax assets (liabilities) are comprised of the following balances:

Deferred tax assets
Allowance for doubtful accounts	$16,000
Inventory	72,000
Accrued payroll	54,000

Gross deferred tax asset	142,000

Deferred tax liability
Depreciation	(54,000)

Deferred tax liability	(54,000)

Net deferred tax asset	$88,000

Net current asset	$142,000
Net long-term asset (liability)	(54,000)

Net deferred tax asset	$88,000

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management has determined that no valuation allowance is necessary due to scheduled reversal of deferred tax liabilities, the existence of taxable income in recent previous years and projected future taxable income.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate as follows:

U.S. federal statutory rate	34.00%
State income tax, net of federal tax benefit	5.90
Research and development credits	(4.70)
Other, net	(0.70)

Effective tax rate	34.50%

7.              Stockholders’ Equity

Dividends

The Company declared and paid dividends of $787,628 ($1.00 per common share) in 2004.  In addition, on January 3, 2005, the Company declared a dividend of $0.50 per common share.  Such dividend, totaling $393,814, was paid on January 17, 2005.

Common Stock Warrants

In connection with the issuance of 1994 subordinated convertible notes, the Company issued a warrant for the purchase of 20,600 shares of common stock at an exercise price of $6.75 per share.  This warrant could be exercised anytime through April 30, 2004.  During 2004, warrants for 10,000 shares were exercised, and the remaining warrants expired.

Stock Option Plan

In 1998, the Company adopted the 1998 Stock Option Plan (the “Plan”) under which 366,000 shares of the Company’s common stock were reserved for issuance to employees, directors and consultants.  Options granted under the Plan may be incentive stock options or nonstatutory stock options.  Incentive stock options may only be granted to employees.  The Board of Directors determines the exercise price and the period over which options become exercisable (generally five years).  All stock options granted under this plan were granted at the estimated fair value of the underlying common stock at the date of grant.  The term of the options is 15 years.  Upon termination of an employee, the Company has an option to repurchase stock issued in connection with the exercise of an option, at fair value at the date of repurchase or the exercise price plus 10% per year that the stock was held as defined in the grant.

The following table summarizes the activity of the Company’s stock option plan:

	Year Ended December 31, 2004
	Number of Shares	Weighted Average Exercise Price

Outstanding at beginning of period	193,185	$16.71
Granted	18,065	24.31
Forfeited and canceled	(37,500)	17.35

Outstanding at end of period	173,750	18.61

Exercisable at end of period	161,826	$18.77

The following table summarizes information about stock options outstanding at December 31, 2004:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$1.00 – 7.00	53,435	6 years	$4.63	51,435	$4.55
$15.00	36,750	13 years	15.00	30,376	15.00
$20.00 – 36.00	83,565	11 years	29.13	80,015	29.33

$1.00 – 36.00	173,750	10 years	$16.71	161,826	$18.77

All options became exercisable in connection with the acquisition of the Company in 2005 (note 14).

8.              Commitments

Leases

At December 31, 2004, the Company was obligated under a noncancelable operating lease for its existing facility through April of 2005.  Rent expense for 2004 was approximately $363,000.

In 2004, the Company entered into a “triple net” lease for a new facility effective with its anticipated move to the new facility in May 2005.  The new operating lease requires the following minimum fixed payments:

2005	$576,567
2006	864,850
2007	864,850
2008	864,850
2009	896,929
Thereafter	2,130,260

The lease also provides for, among other things, renewal options, a right of first refusal to lease adjacent space and a purchase option for all leased space.

At December 31, 2004, the Company had paid $461,267 in connection with commitments for equipment purchases totaling $953,250.  The Company also had a commitment to pay approximately $1,025,000 for leasehold improvements to the new facility.

Manufacturing Agreement

The Company had an agreement to manufacture the Strep A product at a fixed price for a customer through February 2004.  Manufactured cost may exceed this fixed selling price depending on the quantities purchased.  There is no minimum order commitment from the customer.  Sales to this customer accounted for approximately $39,000 of the Company’s product sales in 2004.

9.              Business and Credit Risk

At December 31, 2004, two customers accounted for approximately 26% of total trade accounts receivable.  For the year ended December 31, 2004, one customer accounted for 16% of product sales.  For the year ended December 31, 2004 one product accounted for 20% of product sales.

The Company maintains its cash in bank deposit accounts, which, at times, may exceed the $100,000 federal insurance limit.  At December 31, 2004, such bank balances exceeded the insurance limit by $1,384,079.  Bank balances differ from financial statement amounts primarily due to outstanding checks.  The Company has not experienced any losses on such amounts to date and it believes it is not exposed to any significant risk related to such balances.

10.       Royalty Agreements

Total royalty expense is included in cost of sales and approximated $2,425,000 in 2004.

During 2003, the Company entered into a royalty agreement for technology related to its ICT products.  This agreement requires the Company to pay royalties on future net sales of ICT products.  Sales of products under this agreement accounted for approximately $19,165,000 of the Company’s product sales in 2004.  In 2004, the Company incurred royalty expense under this agreement of approximately $958,000.

During late 2003, the Company entered into a royalty agreement for technology related to its ICT products.  This agreement requires the Company to pay royalties, equal to 1%, on net sales of ICT products.  Sales of products under this agreement accounted for approximately $19,165,000 of the Company’s product sales in 2004.  In 2004, the Company incurred royalty expense under this agreement of approximately $192,000.

The Company pays royalties equal to 1.5% of net sales of certain products up to a maximum of $1,000,000.  Sales of products subject to these royalties accounted for approximately $12,038,000 of the Company’s product sales in 2004.  For the year ended December 31, 2004, royalties incurred under this agreement were approximately $163,000.  At December 31, 2004, the Company had paid the total royalties of $1,000,000 required under this agreement.

In 2000, the Company entered into a royalty agreement in connection with the acquisition of certain assets.  The Company agreed to pay royalties on future sales of acquired products up to a maximum of $3,250,000.  These royalties range from 2% to 7%.  Sales of products under this agreement accounted for approximately $1,647,000 of the Company’s product sales in 2004.  For the year ended December 31, 2004, royalties paid under this agreement were approximately $89,000.

During 1997, the Company entered into a royalty agreement for technology related to its ICT products.  This agreement requires the Company to pay royalties based on net sales of ICT products.  Sales of products under this agreement accounted for approximately $15,605,000 of the Company’s product sales in 2004.  The royalty percentage that must be paid ranges from 4% to 8%.  In 2004, the Company paid royalties under this agreement of approximately $992,000.

11.       Legal Proceedings

The Company is periodically subject to legal proceedings and claims which arise in the normal course of its business.  In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material adverse effect on the Company’s financial position or results of operations.

12.       Research and Development Agreements

In 2003, the Company was awarded a research and development grant for up to $308,198 which carries a contingent payback obligation of, at the Company’s option, either 1) the amount of the paid award if repaid within two years of the first commercial sale of a product developed with the funding or 2) two times the amount of the paid award if repaid from two to five years after the first commercial sales of a product developed with the funding or 3) three times the amount of the paid award if repaid five years after the first commercial sale of a product developed with the funding.  Because of this contingent payback obligation, the funding is being recorded as deferred revenue as the cash is received by the Company, and related development expenses are being expensed as incurred.  There is no payback obligation in the event that a product is not commercialized.  In such case, the deferred revenue would be recognized at the time the product development effort was discontinued.  As of December 31, 2004, the Company has recorded deferred revenue totaling $146,760 related to this grant.  The Company expects to complete the work required by the grant and satisfy its obligation in 2005.

During 2002, the Company entered into a cost-reimbursement based development agreement.  Total anticipated contract revenues will be approximately $1,900,000.  As of December 31, 2004, revenues of approximately $1,513,000 have been recorded under the contract terms.  The Company recognized approximately $491,000 under this contract during 2004.

13.       Employee Benefits

All employees of the Company who meet the specifications of the Plan’s service and age requirements are covered by a 401(k) defined contribution plan.  The Company’s contributions to the 401(k) Plan are made at the Company’s discretion.  The Company contributed approximately $90,000 in 2004.

The Company has a discretionary employee bonus plan.  At December 31, 2004, accrued expenses included $340,000 related to such plan.

14.       Subsequent Events

On March 31, 2005, the Company was acquired by Inverness Medical Innovation, Inc. (Inverness), a publicly-traded company.  The merger was consummated pursuant to an Agreement and Plan of Merger, dated February 8, 2005, by and among Inverness, a wholly-owned subsidiary thereof, the Company, and two Company stockholders.

The total amount of consideration received by Company stockholders in connection with the merger was approximately 1.42 million shares of Inverness common stock (valued at approximately $33.4 million on March 31, 2005) and approximately $8.8 million in cash.  The merger agreement also provides that Inverness will pay additional consideration of up to $11 million in cash to Company stockholders if the Company meets certain new product development performance objectives over five years.

In addition, in connection with the acquisition, Inverness entered into a five year employment agreement with the Company’s President.